Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of First Capital Bancorp, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. N. Padget, Jr., Chief Executive Officer of the Company, and I, William R. Blanton, Chief Operating and Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H. N. Padget, Jr.
H. N. Padget, Jr., President and CEO
(principal executive officer)

/s/ William R. Blanton
William R. Blanton, Vice Chairman, COO/CFO
(principal financial officer)
May 13, 2005